UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1
TO
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
FRANKLIN BANK CORP.
(Exact name of registrant as specified in its charter)
Delaware
(State of incorporation or organization)
11-3626383
(I.R.S. Employer Identification Number)
9800 Richmond Avenue, Suite 680
Houston, Texas 77042
(Address, including zip code, of principal executive offices)
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [    ]
     Securities Act registration statement file number to which this form relates: 333-133417 (if applicable)
     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Series A Non-Cumulative Perpetual Preferred Stock	American Stock Exchange
     Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
     This registration statement on Form 8-A/A amends the registration statement on Form 8-A filed by Franklin Bank Corp., a Delaware corporation (the “Registrant”), on April 20, 2006 (“Form 8-A”). Form 8-A is amended hereby to include as Exhibit 3 hereto the Form of Certificate of Designations of the Series A Non-Cumulative Perpetual Preferred Stock, par value $.01 per share and $25 liquidation preference per share (the “Series A Preferred Stock”), of the Registrant.
Item 1. Description of Registrant’s Securities to be Registered.
     The description of the Series A Preferred Stock is contained in the section captioned “Description of the Preferred Shares” in the prospectus included in the Registrant’s registration statement on Form S-3 (File No. 333-133417), which was originally filed on April 20, 2006 (including any amendments thereto, the “Registration Statement”) and is incorporated herein by reference. The prospectus to be filed pursuant to Rule 424(b) following the effective date of the Registration Statement shall be deemed to be incorporated herein by reference.
     If any additional securities registered hereby are issued, a prospectus supplement relating to such securities will be filed with the Securities and Exchange Commission and will be incorporated herein by reference.
Item 2. Exhibits.

Exhibit
Number	Description of Exhibit

1	Amended and Restated Certificate of Incorporation of Franklin Bank Corp., incorporated by reference to Exhibit 3.1 to Franklin Bank Corp.’s Registration Statement on Form S-1 (File No. 333-108026) filed on November 14, 2003.

2	Amended and Restated Bylaws of Franklin Bank Corp., incorporated by reference to Exhibit 3.2 to Franklin Bank Corp.’s Registration Statement on Form S-1 (File No. 333-108026) filed on November 14, 2003.

3	Form of Certificate of Designations of the Series A Non-Cumulative Perpetual Preferred Stock, incorporated by reference to Exhibit 4.1 to Amendment No. 2 to Franklin Bank Corp.’s Registration Statement on Form S-3 (File No. 333-133417) filed on May 4, 2006.

4	Specimen of certificate representing the Series A Preferred Stock, incorporated by reference to Exhibit 4.2 to Franklin Bank Corp.’s Registration Statement on Form S-3 (File No. 333-133417) filed on April 20, 2006.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FRANKLIN BANK CORP.
Date: May 5, 2006	By:	/s/ Russell McCann
Russell McCann
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1	Amended and Restated Certificate of Incorporation of Franklin Bank Corp., incorporated by reference to Exhibit 3.1 to Franklin Bank Corp.’s Registration Statement on Form S-1 (File No. 333-108026) filed on November 14, 2003.

2	Amended and Restated Bylaws of Franklin Bank Corp., incorporated by reference to Exhibit 3.2 to Franklin Bank Corp.’s Registration Statement on Form S-1 (File No. 333-108026) filed on November 14, 2003.

3	Form of Certificate of Designations of the Series A Non-Cumulative Perpetual Preferred Stock, incorporated by reference to Exhibit 4.1 to Amendment No. 2 to Franklin Bank Corp.’s Registration Statement on Form S-3 (File No. 333-133417) filed on May 4, 2006.

4	Specimen of certificate representing the Series A Preferred Stock, incorporated by reference to Exhibit 4.2 to Franklin Bank Corp.’s Registration Statement on Form S-3 (File No. 333-133417) filed on April 20, 2006.